 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1998

                                                REGISTRATION NO. 333-40329

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                      AMENDMENT NUMBER 1 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                           SYQUEST TECHNOLOGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
               DELAWARE                               94-2793941
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)
                             47071 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                (510) 226-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                EDWIN L. HARPER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SYQUEST TECHNOLOGY, INC.
                             47071 BAYSIDE PARKWAY
                               FREMONT, CA 94538
                                (510) 226-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)
                                  COPIES TO:
                               STEVEN O. GASSER
                              GREGORY D. DEUTSCH
                        SHARTSIS, FRIESE & GINSBURG LLP
                     ONE MARITIME PLAZA, EIGHTEENTH FLOOR
                            SAN FRANCISCO, CA 94111
                                (415) 421-4500

  Approximate date of commencement of proposed sale to the public:
  As soon as practicable after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                                                             PROPOSED
                                                              PROPOSED       MAXIMUM
                                                AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
            TITLE OF SECURITIES                 TO BE      OFFERING PRICE    OFFERING     REGISTRATION
             TO BE REGISTERED               REGISTERED(1)   PER SHARE(2)       PRICE          FEE
------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value.............    41,162,859       $3.06       $125,958,349     $38,169

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Includes (i) a presently indeterminate number of shares issued or issuable upon conversion of or otherwise in respect of Registrant's 5% Cumulative Convertible Preferred Stock, Series 4, (ii) a presently indeterminate number of shares issuable upon conversion of or otherwise in respect of Registrant's Convertible Preferred Stock, Series 5, and
     (iii) 25,628,848 shares issuable upon exercise of certain outstanding stock purchase warrants, as such numbers may be adjusted in accordance with Rule 416, including without limitation, adjustments as a result of floating rate conversion prices.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of Common Stock reported in the Nasdaq National Market for the five consecutive days preceding January 8, 1998.
                                ---------------
  REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.

===============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AND OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER SECURITIES LAWS OF ANY +
+SUCH STATE.                                                                   +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED JANUARY 9, 1998
PROSPECTUS

                            SYQUEST TECHNOLOGY, INC.

                             41,162,859 SHARES
                                  COMMON STOCK
                          (PAR VALUE $.0001 PER SHARE)

                                  -----------

  All of the shares of Common Stock, par value $.0001 per share ("Common Stock") of SyQuest Technology, Inc., a Delaware corporation ("SyQuest" or the "Company"), offered hereby are being offered for resale by certain stockholders of the Company (the "Selling Stockholders") as described more fully herein. The Company will not receive any proceeds from the sale of the shares offered hereby. The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "SYQT." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on December 31, 1997 was $3.344 per share.

  The shares of Common Stock offered hereby by the Selling Stockholders consist of (i) in accordance with Rule 416 of the Securities Act of 1933, as amended (the "Securities Act") a presently indeterminate number of shares issued or issuable upon conversion or otherwise in respect of 3,600 shares of the Company's 5% Cumulative Convertible Preferred Stock, Series 4, par value $.0001 (the "Series 4 Preferred Stock"), (ii) a presently indeterminate number of shares issuable upon conversion or otherwise in respect of 30,000 shares of the Company's Convertible Preferred Stock, Series 5, par value .0001 (the "Series 5 Preferred Stock") and, (iii) up to 25,628,848 shares issuable upon exercise of certain outstanding stock purchase warrants (the "Stock Purchase Warrants"). For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 4 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 4 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 4 Preferred Stock was issued, which price is $2.343. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 5 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 5 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the day that Series 5 Preferred Stock was issued to the holder thereof, which price ranged from $2.438 to $3.375. The number of shares available for resale is subject to adjustment and could be materially less or more than such estimated amount depending on factors which cannot be predicted by SyQuest at this time, including, among others, the future market price of the Common Stock. This presentation is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock. THE SECURITIES BEING OFFERED HEREUNDER REPRESENT APPROXIMATELY 34% OF THE ISSUED AND OUTSTANDING COMMON STOCK AND COMMITTED COMMON STOCK OF THE COMPANY. See "Risk Factors--Convertible Securities, Warrants and Options; Potential Dilution and Adverse Impact on Additional Financing" and "Selling Stockholders."

                                  -----------

  THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 5 OF THIS PROSPECTUS.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                  -----------

           The date of this Prospectus is                , 1998

  All expenses of this offering will be paid by the Company except for commissions, fees and discounts of any underwriters, brokers, dealers or agents retained by the Selling Stockholders. Estimated expenses payable by the Company in connection with this offering are approximately $78,169. See "Plan of Distribution." The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.

  The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market, in privately negotiated transactions or otherwise. The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission also maintains a World Wide Web site (http:/www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

  A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, filed or to be filed with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus:

  1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

  2) The Company's Current Reports on Form 8-K dated October 4, 1997, November 14, 1997, and December 18, 1997;

  3) The Company's Registration Statement on Form 8-A registering the Common Stock under Section 12(9) of the Exchange Act; and

  4) The Company's Proxy Statement for its special meeting of stockholders held November 5, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to SyQuest Technology, Inc., 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000, Attn: Bob L. Corey, Executive Vice President, Finance and Chief Financial Officer.

  "SyQuest" and "SyJet" are registered trademarks of the Company. "EZ135," "EZ Flyer," "SparQ" and "Quest" are trademarks of the Company. This Prospectus also includes trademarks of companies other than SyQuest Technology, Inc.

                                  THE COMPANY

  The Company designs, develops, manufactures, and markets removable hard disk cartridges, associated disk drives and free-standing storage systems. The Company's products combine the advantages of fixed hard disk drives with the benefits of removability, which include unlimited incremental expansion of data storage capacity, transfer and sharing of data and software among personal computers, and backup, archival storage and physical security of data. The Company's principal products have been 3.5 inch and 5.25 inch cartridges, drives and storage systems used with personal computers and work stations. The Company's products are typically purchased by distributors, mail order firms, national retail chains, value added resellers, original equipment manufacturers ("OEMs") for integration into their equipment, government contractors and others for resale to the end users.

  The Company's principal executive offices are located at 47071 Bayside Parkway, Fremont, California 94538, telephone (510) 226-4000.

                                 RISK FACTORS

  THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. THE DISCUSSION IN THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS OF THE COMPANY'S PLANS, BELIEFS, EXPECTATIONS AND INTENTIONS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE FOLLOWING RISK FACTORS, AS WELL AS FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. THE CAUTIONARY STATEMENTS MADE IN THIS PROSPECTUS SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS.

SUSTAINED LOSSES; NEED FOR ADDITIONAL FINANCING; FUTURE CAPITAL NEEDS

  As a result of new product introductions and funding continued operating losses, the Company needs sufficient capital to implement a marketing strategy that will adequately address the appropriate markets and generate sales demand for its current and planned future products. Accumulated losses during the fiscal years ended September 30, 1995, 1996 and 1997 totaled approximately $220 million. There can be no assurances that the Company will cease incurring losses despite new product introductions, as there can be no assurances that the Company's products will be accepted in the marketplace. Continued losses would result in liquidity and cash flow problems and could affect product delivery efforts. Further sustained losses will necessitate future additional financings that if raised through the issuance of equity securities, will reduce the percentage ownership of the stockholders of the Company. Existing stockholders may experience additional dilution, and securities issued in conjunction with new financings may have rights, preferences and privileges senior to those of holders of the Company's Common Stock. See "Risk Factors-- Convertible Securities, Warrants and Options; Potential Dilution and Adverse Impact on Additional Financing." There can be no assurance, however, that additional financing will be available when needed, if at all, or on favorable terms.

  As a result of the sustained losses, the Company has available significant deferred tax assets at September 30, 1996 and 1997, respectively. Realization of these deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Consequently, management believes that is more likely than not that the Company will not realize these deferred tax assets as there can be no assurances that the Company will not continue incurring losses for U.S. income tax purposes. Accordingly, a valuation allowance, in an amount equal to the net deferred tax asset as of September 30, 1996 and 1997 has been established to reflect these uncertainties.

  The Company has funded the cumulative losses primarily by issuance of additional capital stock for cash proceeds of approximately $92 million. At the November 1997 Special Stockholders' Meeting the Stockholders approved increasing the Company's authorized capital stock from 120 million common shares to 240 million common shares. Further sustained losses will necessitate future additional financings that if raised through the issuance of equity securities existing stockholders would experience additional dilution.

  The inability to raise additional financings when needed and continued losses will adversely effect the Company's ability to maintain its listing on the Nasdaq National Market. Should the Company fail to meet such listing standards, it may be delisted from the Nasdaq Stock Market. The Company's inability to maintain that listing would have a material and adverse effect on the market price of the Company's Common Stock and on the Company's ability to raise additional capital.

  The following table sets forth in summary form the Company's material financing activities from June 1996 through October 1997. The terms of these financings are described in seven of the Company's Reports on Form 8-K dated, respectively, June 14, 1996, October 31, 1996, November 11, 1996, February 28, 1997, May 30, 1997, August 4, 1997, and October 4, 1997.

                                                                              RESULTING
                                                  PREFERRED      GROSS          COMMON       WARRANTS
    DATE             SERIES/TRANSACTION            SHARES       PROCEEDS        SHARES        ISSUED
    ----             ------------------           ---------   ------------    ----------    ----------
    6/96    7% Cumulative Convertible Preferred     20,000(2) $ 20,000,000    10,301,708           --
             Stock, Series 1
    7/96    6% Convertible Subordinated                --     $  7,700,000(5)        --            --
             Debenture(1)
 9/96-10/96 Various Debt to Equity exchanges           --       24,440,000(5)  8,047,269           --
 2/97-4/97
   10/96    Cumulative Convertible Preferred         5,500(2) $  5,500,000     3,289,981     1,096,660
             Stock, Series 1
   10/96    5% Cumulative Convertible Preferred     24,500(2) $ 24,500,000    12,440,447     4,146,816
             Stock, Series 2
   11/96    Common Stock Sale                          --     $  8,500,000     1,500,000     1,875,000
    4/97    5% Cumulative Convertible Preferred     50,000    $  5,000,000     2,485,070     5,000,000
             Stock, Series 3
    5/97    5% Cumulative Convertible Preferred    280,000(3) $ 28,000,000    10,069,645    28,000,000
             Stock, Series 4
    8/97    Common Stock Sale                          --     $  3,500,000     1,382,716     3,500,000
 9/97-10/97 5% Cumulative Convertible Preferred     30,000(4) $ 30,000,000           --     21,000,000
             Stock, Series 5
                                                   -------    ------------    ----------    ----------
            Total                                  410,000    $157,140,000    49,516,836(6) 64,618,476
                                                   =======    ============    ==========    ==========

--------

(1) The 6% Convertible Subordinated Debenture, was issued as part of a debt to equity transaction, $2,775,000 is convertible into up to 400,000 shares of the Company's Common Stock at a conversion price of $6.9375 per share.

(2) All preferred shares have been converted into the resulting common stock noted.

(3) 53,580 shares of the Series 4 Preferred Stock remain unconverted.

(4) There have been no conversions of the Series 5 Preferred Stock.

(5) No cash proceeds were received by the Company.

(6) On December 10, 1997, assuming the conversion of all remaining preferred stock, the exercise of warrants and other stock commitments, the Company would have approximately 153 million shares issued and outstanding

  As of September 30, 1997, the Company had approximately $7.1 million in cash and cash equivalents. During the fiscal year ending September 30, 1997 approximately $74.1 million of cash was used for operating activities and approximately $6 million of cash was used for capital expenditures. Net accounts receivable at September 30, 1997 totaled $19.5 million. Days sales outstanding in accounts receivable were 59 days at the end of the current fiscal year which is a slight decline of 4 days or 7 percent from the end of fiscal 1996. Management believes, based upon the additional $36.0 million cash raised in the first quarter of fiscal 1998, anticipated extension of its bank credit lines and available cash balances, it has sufficient cash resources to fund operation through the end of fiscal 1998. There can be no assurance that the Company will be successful in achieving its internal financial plan. The Company may need additional funds for promoting new products and working capital required to support increased sales and support the required investments in accounts receivable and inventory. Management's financial plans for fiscal 1998 anticipate raising additional equity capital primarily through exercise of currently outstanding 30 million warrants issued in conjunction with previously completed financial transactions. If these outstanding warrants were to be exercised the Company would receive cash proceeds of approximately $90 million, however, the outstanding warrants do not include any demand or call provisions. Management may have to entice existing warrant holders to exercise their warrants by offering discounts to the contractual exercise price and/or issuing exchange warrants at market or negotiated discount exercise prices. Management believes it has sources of equity capital beyond the exercise of currently outstanding warrants through issuance of additional convertible preferred stock or issuance of a debt instrument such as a convertible debenture. There can be no assurance, however, that such financing would be available when needed, if at all, or on favorable terms and conditions. If results of operations for fiscal 1998 do not meet management's expectations, or additional capital is not available, management believes it has the ability to reduce certain expenditures so as not to require additional capital. The precise amount and timing of the funding needs cannot be determined accurately at this time, and will depend on a number of factors, including the market demand for the Company's products, the quality of product development efforts, availability of critical components, management of working capital, and continuation of normal payment terms and conditions for purchase of materials and services.

  The Company currently does not enter into foreign currency forward exchange contracts to hedge exposure related to foreign currency exchange risk and it does not enter into derivative financial instruments for trading purposes. At September 30, 1997 and 1996, the Company had no forward exchange contracts outstanding.

CONVERTIBLE SECURITIES, WARRANTS AND OPTIONS; POTENTIAL DILUTION AND ADVERSE IMPACT ON ADDITIONAL FINANCING

  At the November 5, 1997, Special Meeting of Stockholders, the Company's Stockholders approved an increase in the number of authorized Common Stock from 120 million to 240 million shares. Those shares, if and when issued, will dilute the percentage ownership of the Company's existing stockholders.

  As of December 10, 1997, the Company had outstanding options and warrants to purchase approximately 80,000,000 shares of Common Stock, at a weighted average exercise price of $2.755 per share. The exact number of shares of Common Stock issuable upon conversion of the Series 4 Preferred Stock and the Series 5 Preferred Stock (collectively, the "Preferred Stock") cannot be estimated with certainty because, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock at the time of such conversion, and there is no cap on the number of shares of Common Stock that may be issuable. The number of shares of Common Stock issuable upon conversion of the Preferred Stock is also subject to various adjustments to prevent dilution resulting from stock splits, stock dividends or similar transactions. Further, the Company may, at its election, choose to issue additional shares of Series 4 Preferred Stock in lieu of cash dividends due to the holders of the Series 4 Preferred Stock. On December 10, 1997, assuming the conversion of all remaining preferred stock, the exercise of all warrants and other stock commitments, the Company would have approximately 153 million shares of Common Stock issued and outstanding.

  In addition, on November 13, 1996, SyQuest sold to an investor 1,500,000 shares of Common Stock that became freely tradeable, subject to compliance with applicable securities laws, on approximately February 12, 1997. As part of this same transaction, the Company issued a warrant that became exercisable for 1,875,000 shares of Common Stock.

  To the extent that such options and warrants are exercised, shares of Common Stock or Series 4 Preferred Stock are issued in lieu of cash dividends or convertible securities are converted, substantial dilution of the interests of the Company's stockholders is likely to result and the market price of the Common Stock may be materially adversely affected. Such dilution will be greater if the future market price of the Common Stock decreases as the number of conversion shares to be issued will increase. For the life of such warrants, options and convertible securities the holders will have the opportunity to profit from a rise in the price of the underlying securities. The existence of such warrants, options and convertible securities is likely to affect materially and adversely the terms on which the Company can obtain additional financing, and the holders of such warrants, options and convertible securities can be expected to exercise them at a time when the Company would otherwise, in all likelihood, be able to obtain additional capital by an offering of its unissued capital stock on terms more favorable to the Company than those provided by such warrants, options and convertible securities.

  The Company has filed Registration Statements on Form S-8 under the Act to register shares of Common Stock subject to stock options and to the Company's employee stock purchase plan that will permit the resale of such shares, subject to Rule 144 volume limitations applicable to affiliates of the Company and vesting restrictions. The Company has also registered the Common Stock issuable upon exercise of the warrants and conversion of the convertible securities pursuant to a prospectus included in Registration Statement Nos. 333-7369 and 333-17119 and 333-28225. Such registered shares can be sold without any holding period or sales volume limitations. The registration of the shares set forth in the Selling Stockholders table set forth below is in addition to the shares previously registered.

UNCERTAINTY OF MARKET ACCEPTANCE OF PRODUCTS

  The Company's future success will depend upon market acceptance of its new products and upon the Company's ability to establish its new products as industry standards. In December 1996, the Company began shipping its SyJet 1.5 Gigabyte Removable Cartridge Hard Drive (SyJet) product line. While the Company believes that the SyJet product line has been favorably received by the marketplace, there can be no assurance that the level of acceptance will continue or grow. Through March 31, 1997, SyJet production was constrained by industry-wide shortages of critical components and other production shortfalls. On November 3, 1997, the Company announced its SparQ 1.0 Gigabyte Removable Cartridge Hard Drive (SparQ) product line. The Company had first customer shipments in November, 1997. The initial acceptance of the market place for SparQ has been favorable, however, there can be no assurance that the level of acceptance will continue to grow. On November 10, 1997, the Company announced its Quest 4.7 Gigabyte Removable Cartridge Hard Drive (Quest) product line. The Company had first customer shipments in December, 1997. The initial acceptance of the marketplace for Quest has been favorable, however, there can be no assurance that the level of acceptance will continue to grow.

  While the Company continues its sales and marketing campaigns to successfully launch these new products there can be no assurance that they will continue to be accepted in the marketplace. Further, the Company continues its efforts to increase its manufacturing output for these new products to meet the sales and projected sales demand and there can be no assurances that the Company will be successful in manufacturing the required unit volumes.

  SyQuest removable-cartridge hard drive technology is different from the most widely used data storage devices today (hard disk drives, floppy disk drives and CD-ROM drives). Other types of read/writable data storage device has achieved widespread market acceptance in recent years and there can be no assurance that the Company's new products will achieve the same market acceptance. Whether the Company's new products will achieve significant market acceptance will depend upon a number of factors, including the price, performance and other characteristics of competing solutions introduced by other vendors, the timing of the introduction of such products, and the success of the Company in establishing OEM arrangements for the Company's new products. See "Risk Factors--Competition" and "--Shortages of Critical Components; Absence of Supply Contracts; Supplier Workouts." There can be no assurance that the Company will be successful in achieving market acceptance. In addition, the two formats of removable media storage which have gained widespread market acceptance to date -- floppy disk drives and CD-ROM drives -- are both used by software manufacturers as a means of software distribution. While the Company's products are also used for some software distribution, there can be no assurances that software distribution on the Company's will continue. The failure of the Company's new products to achieve widespread commercial acceptance would have a material adverse effect on the Company's financial results and business.

CONTINUED SALES OF THE EZ FLYER 230 AND LEGACY PRODUCTS

  While the Company believes that the EZ Flyer 230 will continue to be a contributor to the Company's revenue in the near future, there can be no assurances, in the face of increased competition and higher capacity solutions, that the demand for the EZ Flyer 230 will continue at current levels.

  The Company has a group of "legacy" products that represent earlier generations of removable cartridge hard drive products. These legacy products have generally been replaced by new generation products with greater performance and capacity. The Company continues to sell its legacy products to support installed systems still in use in the marketplace. There can be no assurances that sales of legacy products will continue.

SHORTAGES OF CRITICAL COMPONENTS; ABSENCE OF SUPPLY CONTRACTS; SUPPLIER
WORKOUTS

  Many components incorporated in, or used in the manufacture of, the Company's products are currently only available from sole source suppliers. During the 1996 fiscal year and fiscal 1997, the Company experienced disruption in its supply of certain components for a number of reasons including, industry wide shortages and the shortage of cash to pay suppliers. During fiscal 1996, component shortages due to limited cash availability affected the Company's ability to produce EZ Flyer 230 and SyJet products and limited the Company's ability to implement certain improvement plans. Moreover, the Company may continue from time to time to experience difficulty in the future in obtaining a sufficient supply of many key components due to the shortage of cash to pay suppliers and other reasons. A disruption in the supply of key components would have had a material adverse affect on the Company's ability to generate sales and the ability to successfully produce product in volumes necessary to meet demand. If such disruptions are repeated, the Company's ability to generate sales and increase revenues will be materially adversely effected.

  On July 15, 1996, the Company issued a Debenture to one of its suppliers pursuant to which up to 400,000 shares of Common Stock could be issued to such supplier at a conversion price of $6.9375 per share. Subsequently, the Company negotiated with other suppliers to extend the payment dates on amounts owed. The Company conducted similar negotiations with other suppliers, converting a total of approximately $43.1 million of accounts payable and other obligations to those suppliers, to notes payable to reflect extended repayment terms. In September and October 1996, February, March and April 1997, the Company received certain of those notes payable in exchange for an aggregate of 8,047,269 shares of Common Stock. As a result of the Company's completion of recent financing transactions and other efforts by management to improve SyQuest's financial condition, most of the Company suppliers have transitioned from doing business with the Company on a C.O.D. basis and are selling to the Company under more standard commercial terms and as such, the Company no longer has to pay on a C.O.D. basis. However, if the Company were to experience a shortage of cash as noted above, many of its key suppliers may again require C.O.D. payments which would place a significant demand on the Company's available cash resources that may limit its financial flexibility and ability to meet market demand for its products.

  The Company purchases all of its sole and limited source components and equipment pursuant to purchase orders placed from time to time and has no guaranteed supply arrangements. The inability to obtain sufficient components and equipment, to obtain or develop alternative sources of supply at competitive prices and quality, or to avoid manufacturing delays could prevent the Company from producing sufficient quantities of its products to satisfy market demand, result in delays in product shipments, increase the Company's material or manufacturing costs, or cause an imbalance in the inventory level of certain components. Moreover, difficulties in obtaining sufficient components may cause the Company to modify the design of its products to use a more readily available component, and such design modifications may result in increased costs and product performance problems. Any or all of these problems could in turn result in the loss of customers, provide an opportunity for competing products to achieve market acceptance and otherwise adversely affect the Company's business and financial results.

COMPETITION

  The data storage industry is highly competitive. The Company believes that its products compete most directly with other removable-media data storage devices, such as disk drives offered by Iomega Corporation and magneto optical disk drives. Although the Company believes that its products offer performance and certain other advantages over most other removable-media storage devices available today, the Company believes that the price/performance levels of existing removable-media products will improve and that other companies will introduce new removable-media storage devices. Accordingly, the Company believes its products will face increasingly intense competition. In particular, a consortium comprising Compaq Computer, 3M, OR Technology and Matsushita-Kotobuki Electronics Industries Ltd. has announced and is selling the LS120, a high capacity floptical drive that is compatible with conventional floppy disks. Each of Mitsubishi Electric Corp. and Mitsumi has also announced that it plans to manufacture a high capacity, floppy drive that is downward compatible with existing floppy diskettes. Additionally, Avastor, Nomai and Caleb have products that complete with SyQuest products. Sony Corporation and Fuji Photo Film Co. have also recently announced a jointly developed "HiFD" 3.5 floppy disk system with a 200 Megabyte storage capacity. If successfully marketed, these drives would compete with the Company's EZ Flyer 230 products. The Iomega Zip drive, a high capacity floppy disk drive, is also a competitor to EZ Flyer 230. The JAZ and JAZ II drives are removable hard drives and compete directly with SyQuest's products. In addition, to the extent that SyQuest drives are used for incremental primary storage capacity, they also compete with conventional hard disk drives. In addition, the leading suppliers of conventional hard disk drives could at any time determine to enter the removable-media storage market.

  As new and competing removable-media storage solutions are introduced, it is possible that the first such solution to achieve a significant market presence will emerge as an industry standard and achieve a dominant market position. If such is the case, there can be no assurance that the Company's products would achieve significant market acceptance, particularly given the Company's size and market position relative to its competitors.

TECHNOLOGICAL CHANGE AND NEW PRODUCTS

  The Company operates in an industry that is subject both to rapid technological change and rapid change in consumer demands. For example, over the last 10 years the typical hard disk drive included in a new personal computer has increased in capacity from approximately 40 megabytes (Mbs) to 3 gigabytes (GB) or more, while the market price per megabyte of a hard disk drive has dramatically decreased. The Company's future success will depend in significant part on its ability continually to develop and introduce, in a timely manner, new removable cartridge hard drive products with improved features, and to develop and manufacture those new products within a cost structure that enables the Company to sell such products at lower prices than those of comparable products today. In addition, the Company depends on technological developments from other vendors for the components in its products (such as heads, semiconductor devices and media). The Company's products are targeted for sale into the Company's traditional customer base in the desktop publishing, pre-press and service bureau segments, computer, audio and video OEMs, retail, as well as to a broad array of users in the SOHO (Small Office/Home Office) market segment. There can be no assurance that the Company will be successful in developing, manufacturing and marketing cost effective products that meet both the performance and price demands of the data storage market.

DEPENDENCE ON STRATEGIC MARKETING ALLIANCES

  The Company's business strategy will be enhanced in significant part by establishing successful strategic alliances with a variety of key companies within the computer, audio and video industries. Among the types of alliances contemplated by the Company's business strategy are: OEM arrangements with personal computer, audio and video product manufacturers that will include SyQuest products as a standard feature or factory-installed option in their personal computers; reseller arrangements (including private and co-branding arrangements) with major vendors of computer products covering the resale of the Company's products by such companies; and licensing arrangements under which the Company grants certain computer manufacturers on a royalty-bearing basis the right to manufacture and sell its drives or media. Moreover, the Company believes that establishing strategic alliances (especially OEM arrangements) is important to the success of its business, and there can be no assurance that the Company will be successful in doing so. In addition, the Company's strategic alliances are generally not covered by binding contracts and may be subject to unilateral termination by the Company's strategic partners, and may also require the Company to share control over its manufacturing and marketing programs and technologies.

RELIANCE ON MANUFACTURING RELATIONSHIPS; NOMAI LAWSUITS

  The Company plans to continue to use independent parties to manufacture for the Company a portion of the Company's components. The Company currently has manufacturing relationships for cartridges and others for manufacture and subassembly of components.

  In January of 1997, the Company filed a suit against Nomai, S.A., Nomus, Inc., Marc Frouin, Herve Frouin, Electronique d2, and La Cie Ltd., entitled SyQuest Technology, Inc. v. Nomai, S.A. et al. (Case No. C97-0271 FMS) (the "Nomai Action") alleging patent and trademark infringement, misrepresentation, breach of contract and other claims. During April through June 1997, Nomus, Inc., Marc Frouin and Herve Frouin (collectively the "Nomai Parties") filed certain Cross-Complaints against the Company. The Company and the Nomai Parties have resolved the claims alleged in the Nomai Action on December 16, 1997 pursuant to a settlement agreement ("Settlement Agreement"). In accordance with such Settlement Agreement, a Stipulation to Dismiss the

Company's Complaint and the Nomai Parties' Cross-Complaints with prejudice was filed. The Nomai Action remains pending against defendants Electronique d2 and La Cie Ltd.

  In September 1996, the Company and Legend Group ("Legend"), the largest computer systems manufacturer and distributor in the People's Republic of China, announced an intention to form a joint venture company for the manufacture and distribution of the Company's removable cartridge hard drives and products in China and to make Legend the exclusive distributor of the Company's products in the developing Chinese market. The Company would provide the proposed joint venture company with training and manufacturing know-how to insure that the joint venture has the requisite skills to manufacture the Company's removable cartridge hard drives and products. Legend and the Company will contribute the capital required for the joint venture. In December 1996, the Company and Legend announced a distribution agreement whereby Legend has become the exclusive distributor of the Company's products in the developing Chinese market.

  There can be no assurance that the Company will be successful in establishing the joint venture, that the financing agreement with Legend will be consummated or be successful, or that the Company will successfully establish additional relationships in the future or successfully manage such manufacturing relationships. The Company's manufacturing relationships are generally not covered by binding contracts and may be subject to unilateral termination by the Company's manufacturing partners. Moreover, there can be no assurance that third-party manufacturers will be willing or able to meet the Company's quantity or quality requirements for manufactured products.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

  The Company has experienced and in the future may continue to experience significant fluctuations in its quarterly operating results. Those fluctuations have had, and in the future may have, an adverse effect on the Company's liquidity. Factors such as price reductions, the introduction and market acceptance of new products, product returns, the availability of critical components have had an impact on the Company's products and have contributed to this quarterly variability. Moreover, the Company's expense levels are based in part on expectations of future sales levels, and a shortfall in expected sales could therefore result in a disproportionate decrease in the Company's results of operations. As a result of these and other factors, it is likely that the Company's operating results in some future period will be below the expectations of investors, which would be likely to result in a significant reduction in the market price of the Common Stock. A decline in the market price of the Common Stock would have an adverse effect on the Company's ability to raise needed capital on acceptable terms to management.

  The revenue, operating loss and loss per share for the four quarters of the fiscal year ended September 30, 1997 are presented below to illustrate the quarterly fluctuations during the most recent fiscal year. The loss per share has been recalculated in order to be presented on a consistent basis with the restatement discussed in Note 10 to the Company's Consolidated Financial Statements on the Company's Annual Report on Form 10-K for the year ended September 30, 1997. The accounting presentation had no impact on the reported operating loss.

                                                  Q1      Q2      Q3      Q4
                                                ------  ------  ------  ------
                                                 (IN MILLIONS, EXCEPT PER
                                                      SHARE AMOUNTS)
(1) Revenue.................................... $ 48.3  $ 16.8  $ 31.7  $ 25.9
Net Loss....................................... $ (6.8) $(33.7) $(10.7) $(17.5)
Loss Per Share................................. $(0.86) $(1.31) $(0.31) $(0.33)
Weighted average shares........................ 14,673  26,206  44,054  53,806

--------

(1) Table is presented in millions, except per share amounts.

INTERNATIONAL OPERATIONS

  International sales generated a significant portion of the Company's revenues in fiscal years 1995, 1996 and 1997, and the Company expects international sales to continue to constitute a significant percentage of its total sales in the future. The international portion of the Company's business is subject to a number of inherent risks, including difficulties in building and managing foreign operations and foreign reseller networks, the differing product needs of foreign customers, fluctuations in the value of foreign currencies, import-export duties and quotas, and regulatory, economic or political changes. Moreover, the Company relies on foreign companies for the supply of certain critical components and is increasingly relying on foreign companies for the manufacture of certain of its products, and these relationships may be subject to some of the same risks affecting its international sales. There can be no assurance that these factors will not materially and adversely affect the Company's international sales and its overall business and financial performance.

  The Company's international sales are predominantly denominated in U.S. dollars. Accordingly, a significant decrease in the valuation of the U.S. dollar and the resultant increase in the price of the Company's foreign currency priced products could have a material adverse effect on the Company's sales.

MANAGEMENT CHANGES; DEPENDENCE ON KEY PERSONNEL

  The Company's success will depend in large part upon the capabilities of the members of the new management team to implement a successful turnaround strategy, most of whom have been with the Company for less than 18 months. The inability of such individuals to become familiar with the widespread operations of the Company and its subsidiaries and turn around the financial situation of the Company could have a material adverse effect on the Company. The Company's success will also depend in significant part upon its ability to attract and retain highly-skilled management and other personnel. Competition for such personnel in the computer industry is intense, and the Company has from time to time experienced difficulty in finding sufficient numbers of qualified professional and production personnel. There can be no assurance that the Company will be successful in attracting and retaining the quantity and quality of personnel that it needs.

VOLATILITY OF STOCK PRICE; ABSENCE OF DIVIDENDS

  The market prices for shares of high technology companies including the securities of SyQuest have been volatile. The Company's Common Stock has in the past experienced substantial levels of short selling, which has depressed the market price, and increased the volatility of the market price, of the Company's Common Stock. Factors such as announcements of technological innovations or new products by the Company or its competitors, variations in the Company's quarterly operating results, continued high levels of short selling of the Common Stock, or general economic or stock market conditions unrelated to the Company's operating performance may have material adverse effects on the market price of the Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Such litigation, can result and has resulted in substantial costs and a diversion of management attention and resources. See "Risk Factors--Class Action and Shareholder Derivative Lawsuits."

  In addition, the Company believes that electronic bulletin board postings regarding the Company on America Online and other similar services, certain of which have in the past contained false information about Company developments, have in the past and may in the future contribute to volatility in the market price of the Common Stock. Any information concerning the Company, including projections of future operating results, appearing in such on-line bulletin boards or otherwise emanating from a source other than the Company should not be relied upon as having been supplied or endorsed by the Company.

  The Company's policy is to retain its earnings to finance future growth and it has paid no cash dividends in the last three fiscal years. The Company does not anticipate declaring cash dividends on its Common Stock in the foreseeable future. In addition, the payment of cash dividends is restricted by certain of the Company's borrowing arrangements. See page 10 and Note 4 of the Notes to Consolidated Financial Statements on the Company's Annual Report on Form 10-K, for the year ended September 30, 1997.

CERTAIN MARKETING AND SALES RISKS

  As is common practice in its industry, the Company's arrangements with its customers generally allow customers, in the event of a price decrease, credit equal to the difference between the price originally paid and the new decreased price on units in the customers' inventories on the date of the price decrease. When a price decrease is anticipated, the Company establishes reserves for amounts it estimates will be reimbursed to qualifying customers. There can be no assurance that these reserves will be sufficient or that any future returns or price protection charges will not have material adverse effects on the Company's results of operations, particularly because future results will depend heavily on recently introduced products for which the Company has little or no operating history. In addition, customers generally have stock rotation rights permitting them to return slower-moving products in inventory within specified time periods in return for compensating orders of other products. Any buildup of inventory at the Company or in its distribution channels that does not sell through to end users could have material adverse effects on the Company's operating results and financial condition.

  As is typical in the industry, from time to time the Company experiences product defects and product returns especially during periods of transition to new products. There can be no assurance that the Company will not experience quality or reliability problems in the future that have material adverse effects on the Company's business and financial results.

  The Company markets its products primarily through computer product distributors and retailers. Distribution channels for personal computers and accessories have been characterized by rapid change, including consolidation and financial difficulties of distributors. The loss or ineffectiveness of any of the Company's major distributors could have a material adverse effect on the Company's results of operations. In addition, since the Company grants credit to its customers, a substantial portion of outstanding accounts receivable are due from computer product distributors and certain large retailers. At September 30, 1997, the customers with the ten highest accounts receivable balances totaled $15.2 million, or 60%, of gross accounts receivable at that date. The Company has no reason to believe these receivable balances are uncollectible, but if any one or a group of these customers' receivable balances should be deemed uncollectible, it would have a material adverse effect on the Company's results of operations and financial condition.

EFFECT OF ANTI-TAKEOVER PROVISIONS

  The Company's Board of Directors has the authority to issue up to 4,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares, which, under certain circumstances, could be issued without any further vote or action by the Company's stockholders. To date, an aggregate of 410,000 shares of preferred stock have been issued:
20,000 shares of 7% Cumulative Preferred Stock; 5,500 shares of Convertible Preferred Stock, 24,500 shares of Series 2 Preferred Stock; 50,000 shares of Series 3 Preferred Stock, 280,000 shares of Series 4 Preferred Stock and 30,000 shares of the Series 5 Preferred Stock, all of which, except for the Series 4 Preferred Stock and Series 5 Preferred Stock, have been converted. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of these preferred shares and any preferred stock that may be issued in the future. Such issuance, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. In addition, preferred stock may have other rights, including economic rights, senior to the Common Stock, and, as a result, the issuance thereof could have a material adverse effect on the market value of the Common Stock. The Company is also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination is approved in a prescribed manner. The application of Section 203 could also have the effect of delaying or preventing a change of control of the Company.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; INTELLECTUAL PROPERTY LITIGATION

  The Company's success depends heavily on the establishment and maintenance of proprietary technologies. The Company relies on a combination of patent, copyright and trade secret law to protect the technology in its drives and cartridges. The Company holds numerous U.S. and foreign patent applications relating to its drives and hard disk cartridges. Many of these patents, however, do not pertain to the Company's recent product generations, and there can be no assurance that additional patents will issue in the future. There can be no assurance that the steps taken by the Company to protect its technology will be adequate to prevent misappropriation of its technology by third parties, or that third parties will not be able independently to develop similar technology. In particular, the Company's sales would be materially adversely affected if any unlicensed parties develop removable cartridges compatible with the Company's disk drives.

  The Company filed suit against Nomai, S.A. (Nomai) and Maxell in France for copyright and patent infringement. The Company initiated an arbitration proceeding against Nomai seeking payment of outstanding royalties of approximately $1 million. In 1996, the Company provided a reserve of approximately $1,000,000 for the collection of those royalties. These actions
will be settled as part of the Settlement Agreement   See Reliance on
Manufacturing Relationships; Nomai lawsuits.

  On January 27, 1997, the Company filed a suit against Nomai, S.A., Electronique d2 and La Cie Ltd. in Federal district court in San Francisco for patent, trademark and copyright infringement, unfair competition and breach of contract. The suit alleges that Nomai and others have illegally used the Company's proprietary technology in certain of Nomai's competing products. The suit seeks to block further sales of such products along with damages deriving from harm done to the Company by this conduct. Nomai filed a counter claim including claims for breach of contract, misrepresentation, interference with contract and unfair competition. This suit has largely been resolved pursuant to the Settlement Agreement--See Reliance on Manufacturing Relationships; Nomai lawsuits.

  On July 29, 1997, Iomega Corporation ("Iomega") initiated an action for patent and trademark infringement against SyQuest in the United States District Court for the District of Delaware. The suit alleges that SyQuest's SyJet and EZFlyer 230 products infringe United States Utility Patent No. 5, 644,444, entitled "Read/Write Protect Scheme for a Disk Cartridge and Drive", and that the cartridges sold by SyQuest for use with its SyJet and EZFlyer 230 products infringe United States Design Patent No. Des. 378,518, entitled "Computer Storage Disk Cartridge." The suit further alleges that SyQuest has infringed Iomega's claimed "Jet" trademark and engaged in unfair competition through the use of the "SyJet" name for one of it products. Iomega seeks a judgment of infringement, monetary damages and injunctive relief. Iomega also seeks exemplary damages and attorneys' fees based on SyQuest's alleged willful infringement of Iomega's patents and claimed trademark. SyQuest has filed an answer and counterclaim denying infringement and requesting a declaratory judgment that the patents-in-suit are invalid and not infringed. The case is in the early stages of discovery. In interrogatory responses served December 3, 1997, Iomega asserted that SyQuest's recently introduced SparQ product and not yet introduced Quest product infringe Iomega's design patent and that it is investigating whether it believes that the SparQ or Quest products infringe Iomega's utility patent. The Court has set a trial date of January 11, 1999. SyQuest believes it has meritorious defenses to Iomega's allegations and intends to defend the case vigorously.

  On December 3, 1997, SPARC International , Inc. filed a lawsuit in the United States District Court in and for the Northern District of California against the Company. The lawsuit alleges that the Company's use of the trademark SparQ in connection with its recently introduced SparQ removable cartridge hard drive product constitutes an infringement of the SPARC trademark owned by SPARC International, Inc. The complaint requests money damages and a preliminary and permanent injunction enjoining the Company from further infringement. On December 19, 1997, SPARC International, Inc. filed a motion seeking a preliminary injunction enjoining the Company from using the SparQ trademark on its removable cartridge hard drive products and requesting a hearing on January 26, 1998. The Company believes that it does not infringe any valid trademarks of SPARC International, Inc. and intends to defend itself against this action.

  On or about June 10, 1997, the Company initiated litigation against Castlewood Systems, Inc. and eleven (11) former Company employees in Santa Clara Superior Court, No. 766757 asserting ten (10) causes of action, including claims for misappropriation of trade secrets, unfair competition, and breach of fiduciary duty. On or about July 16, 1997, Castlewood filed a Cross-Complaint against the Company, alleging three (3) causes of action (interference with prospective economic advantage; unfair competition; trade libel). The complaint seeks money damages and an injunction from engaging in such conduct. Since that time, the parties have engaged exclusively in hearings before Thomas E. Schatzel, Esq., the Court-appointed Discovery Referee, to finalize the Company's Civil Procedure (S) 2019 (d). The Company's Seconded Amended Identification of Trade Secrets was deemed acceptable by the Discovery Referee on October 20, 1997. Discovery has only recently begun, and there can be no assurance as to what financial effect this litigation may have on the Company.

  Periodically, the Company is made aware that technology used by the Company in the manufacture of some or all of its products may infringe on product or process technology rights held by others. Resolution of whether the Company's manufacture of products has infringed on valid rights held by others could have a material adverse effect on the Company's financial position or results of operations, and may require material changes in production processes and products. Several companies have individually contacted the Company concerning its alleged use of intellectual property belonging to them. Companies that have contacted the Company include one company that has alleged that the Company's products infringe six U.S. patents. It is the Company's belief that the claims are without merit or that the infringement claims relate to component parts purchased from vendors. The Company also believes that in the event this company prevailed on its claims, the Company would be indemnified by its vendors for any liability arising from the alleged infringements and that this matter will not have a material adverse effect upon its financial condition or results of operations. Another company has notified the Company that it believes a number of the Company's removable cartridge hard drives products infringe several of its patents relating to the use of spin motors in disc drives. The Company believes that its removable cartridge hard drive products do not infringe the claims of these patents and that some or all of the asserted patents are invalid.

  No loss contingency has been provided for any of the above described litigation as the amounts of any loss, if any, are not yet determinable or reasonably estimable.

  Patent and similar litigation frequently is complex and expensive and its outcome can be difficult to predict. There can be no assurance that the Company will prevail in any proceedings that have been or may be commenced against the Company. In addition, certain technology used in the Company's products is licensed from third parties. The termination of any such license arrangements could have a material adverse effect on the Company's business and financial results.

  Due to the inherent uncertainty of litigation, management is unable to predict the outcome of the above litigation. A materially unfavorable outcome of the above litigation could have an adverse effect on the Company's financial condition, results of operations and cash flows.

SECURITIES CLASS--LITIGATION AND DERIVATIVE LITIGATION

  The Company has been named as a defendant in four putative class action lawsuits. Two of the actions, Ravens, et al. v. Iftikar, et al. (filed April 2, 1996) and Belleza, et al. v. Iftikar, et al. (filed May 24, 1996) have been brought in the United States District Court for the Northern District of California and have been assigned to the Honorable Vaughn Walker (collectively, the "Federal Lawsuit"). Certain current and former officers and directors also have been named as defendants in the Federal Lawsuit. The plaintiffs in the Federal Lawsuit purport to represent a class of all persons who purchased the Company's Common Stock between October 21, 1994 and February 1, 1996. The Federal Lawsuit alleges that the defendants violated the federal securities laws through certain alleged material misrepresentations and omissions and seek unspecified damages. In general, the litigation alleges insider trading by certain officers and directors of the Company, failures to disclose on a timely basis contamination problems in the SQ3270 drive, failure to disclose on a timely basis that the EZ135 drive could not be sold profitably given the cost of production, and the failure of certain of the Company's financial statements to reflect properly the value of inventory relating to those two drives. In January 1997, the federal court denied the motion of certain plaintiffs to be appointed lead plaintiffs under the Private Securities Litigation Reform Act of 1995 (the "Reform Act") on the ground, inter alia, that the plaintiffs' published notice to the class did not constitute adequate notice of the litigation under the Reform Act. In July 1997, the federal court denied a motion for reconsideration of its prior order and directed the plaintiffs to issue a revised notice and/or amend their complaint by August 22, 1997, or be subject to a motion to dismiss or for summary judgement. Plaintiffs have informed the federal court that they elect to stand on the existing notice and Complaint.

  The third suit is a purported class action entitled Gary S. Kaufman v. SyQuest Technology Inc., et al. was filed on March 25, 1996, in the Superior Court of the State of California for the County of Alameda (the "Kaufman Lawsuit"). The fourth purported class action, entitled Ravens, et al. v. Iftikar, et al., was filed on October 11, 1996, in the Superior Court of the State of California for the County of Alameda (the "Ravens Lawsuit"). The Kaufman Lawsuit and the Ravens Lawsuit (collectively the "State Court
Lawsuit") have been consolidated and a Consolidated Amended Complaint was filed on December 6, 1996. The allegations are essentially the same as in the Federal Lawsuits and seek unspecified damages and punitive damages on behalf of all persons who purchased the Company's Common Stock from October 21, 1994 and February 1, 1996. Pursuant to a Stipulation and Order entered on August 6, 1997, the State Court Lawsuit has been referred to mediation by a retired federal judge.

  On May 14, 1996, the Company was served with a shareholder's derivative action filed in Alameda County, California, Superior Court entitled John Nitti, et al. v. Syed Iftikar, et al (the "Derivate Lawsuit"). On July 22, 1996, plaintiffs filed an amended complaint. The action seeks to recover unspecified damages and punitive damages on behalf of the Company from current and former officers and directors of the Company for alleged breach of fiduciary duty, unjust enrichment and waste of corporate assets. The Company is a nominal defendant in the action. The complaint alleges that the officers and directors issued false and misleading information and sold shares of the Company's stock at artificially inflated prices. The allegations are essentially the same as those in the putative class actions. Counsel for plaintiffs in the Derivative Lawsuit are participating in the mediation ordered for the State Court Lawsuit that is described above.

  The Company intends to defend the Federal Lawsuit, the State Court Lawsuit and the Derivative Lawsuit vigorously, but there can be no assurance as to what financial effect this litigation may have on the Company. If there is an adverse result, the Company does not expect any particular product line to be effected as the plaintiffs seek monetary, rather than injunctive relief. Nevertheless, a materially unfavorable outcome could have an adverse effect on the Company's financial condition, results of operations and cash flow. No loss contingency has been provided for these lawsuits as the amounts of any loss, if any, are not yet determinable or reasonably estimable.

  From time to time, the Company is involved in litigation that it considers to be in the normal course of its business. Other than set forth in this prospectus, the Company is not engaged in any legal proceedings as of the date hereof which the Company expects individually or in the aggregate to have a material adverse effect on the Company's financial condition or results of operations.

                                USE OF PROCEEDS

  The proceeds from the sale of the shares of Common Stock offered hereby are solely for the account of the Selling Stockholders. Accordingly, the Company will receive none of the proceeds from the sale thereof. However, certain of the shares of Common Stock offered hereby are issuable in the future upon the exercise of the outstanding warrants, and the Company will receive the exercise prices payable upon any exercise of the warrants. There can be no assurance that all or any part of the warrants will be exercised.

                              SELLING STOCKHOLDERS

  The Selling Stockholders are (i) certain persons who provided (or helped facilitate) equity financing to the Company or designees of such persons, (ii) certain persons who provided (or are providing) certain services to the Company and (iii) a creditor of the Company who acquired Common Stock in exchange for cancellation of certain trade payables of the Company. The shares of Common Stock covered by this Prospectus are being registered so that the Selling Stockholders may offer the shares for resale from time to time. See "Plan of Distribution." Except as described below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock and other securities of the Company.

  The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of the Selling Stockholders as of October 27, 1997, and the number of shares which may be offered for resale pursuant to this Prospectus. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 4 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 4 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the day that Series 4 Preferred Stock was issued, which price is $2.343. For the purposes of calculating the number of shares of Common Stock beneficially owned by the Selling Stockholders holding Series 5 Preferred Stock, the number of shares of Common Stock calculated to be issuable in connection with the conversion of the Series 5 Preferred Stock is based on a conversion price that is derived from the closing market price of the Common Stock on the first day that Series 5 Preferred Stock was issued to each holder of Series 5 Preferred Stock, which price ranged from $2.438 to $3.375, depending on the holder. The calculation of the total number of shares of Common Stock to be offered by the holders of such convertible securities, however, is an estimate based on a hypothetical conversion at the prices stated above with respect to the Series 4 Preferred Stock and the Series 5 Preferred Stock, which prices are below or equal to the closing market price of the Common Stock as of October 27, 1997, which price is $3.375. The registration statement of which this Prospectus is a part includes in accordance with Rule 416 of the Securities Act, an indeterminate number of shares issuable upon conversion of the Series 4 Preferred Stock and the Series 5 Preferred Stock as a result of the floating rate conversion features thereof. If the price per share of the Common Stock falls below the cap amount for either Series 4 Preferred Stock or Series 5 Preferred Stock, respectively (e.g., $2.343 for Series 4 Preferred Stock), the number of shares of Common Stock issuable on conversion of such preferred stock will increase from the amounts listed in the following table. The use of such hypothetical conversions prices is not intended, and should in no way be construed, to constitute a prediction as to the future market price of the Common Stock.

  The information included below is based upon information provided by the Selling Stockholders. Because the Selling Stockholders may offer all, some or none of their Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Stockholders after such offering can be provided and the following table has been prepared on the assumption that all shares of Common Stock offered under this Prospectus will be sold.

                                                                    SHARES OF
                                   SHARES OF COMMON                COMMON STOCK
                                  STOCK BENEFICIALLY   SHARES OF   BENEFICIALLY
                                      OWNED PRIOR TO COMMON STOCK   OWNED AFTER
NAME                                 OFFERING/(1)(2)/BEING OFFERED OFFERING/(3)/
----                              ------------------ ------------- ------------
Bain & Company, Inc./(4)........         513,649         513,649         0
CC Investments, LDC/(5).........       8,550,861       5,550,861         0
Capital Ventures
International/(5)...............       3,775,431       2,775,431         0
RGC International Investors,
LDC(5)(6).......................       7,329,936       5,550,861         0
Nelson Partners/(5)(7)..........       4,369,881       5,988,498         0
Olympus Securities, Ltd./(5)(7).       6,927,512       7,319,276         0
Multiple Import Export, Ltd.(5).       1,481,481       4,981,481         0
Jayhawk Investments, L.P./(8)...               0       3,736,429         0
Jayhawk Institutional
Partners/(8)....................               0       1,046,296         0
The Silikahn Route/(9)(10)......               0         254,428         0
Silicon Valley Bank/(10)........               0         166,667         0
Greyrock Business Credit/(10)...         333,333         333,333         0
Wharton Capital
Partners/(10)(11)...............          14,420       1,804,347         0
CAM Advanced Technologies/(12)..               0         141,302         0
                                      ----------      ----------       ---
  TOTAL.........................      33,296,504      41,162,859         0

--------
(1) Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2) As required by regulations of the Securities and Exchange Commission, the number of shares shown as beneficially owned includes shares which can be purchased within 60 days after October 27, 1997. The actual number of shares of Common Stock beneficially owned is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock prevailing at the actual date of conversion of Preferred Stock, and whether or to what extent dividends to the holders of certain Preferred Stock are paid in Common Stock.
(3) Assumes the sale of all shares offered hereby, and in the case of Bain & Company, Inc, CC Investments, LDC, Capital Ventures International, RGC International Investors, LDC, Nelson Partners, Olympus Securities, Ltd., and Wharton Capital Partners, the sale of all such selling Stockholder's shares of Common Stock registered for resale by Registration Statement
    Nos. 333-17119 or 333-28225, as applicable.
(4) The Selling Stockholder holds shares of Series 4 Preferred Stock of the Company, which are convertible into shares of Common Stock. Each share of Series 4 Preferred Stock may be converted into a number of shares of Common Stock at a conversion price which is the greater of the arithmetical average of the closing sale prices of the Common Stock for the five consecutive trading days preceding the conversion or 90% of the closing sale price the day before the conversion, but in any event not greater than $2.343. The holder of Series 4 Preferred Stock also holds a warrant to purchase shares of the Company's Common Stock at an exercise price equal to the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The number of shares of Common Stock underlying the warrants issued to the holder of Series 4 Preferred Stock equals the purchase price for the Series 4 Preferred Stock. For example, if a holder purchased $1 million of Series 4 Preferred Stock, it would receive a warrant to acquire 1 million shares of Common Stock. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. The number of shares shown as being offered in the table is based on (i) shares issuable upon conversion, at a conversion price of $2.343 (which is the conversion price based on the price per share of the Common stock on the date of the Series 4 Preferred Shares were first issued) and (ii) the number of warrant shares the Selling Stockholder acquired as part of the purchase of Series 4 Preferred Shares. The Selling Stockholder can convert Series 4 Preferred Stock into Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock already held by such Selling Stockholder and its affiliates, would not exceed 4.9% of the then outstanding Common Stock, as determined in accordance with Section 13(d) of the Exchange Act. For a further description of the rights of the holder of Series 4 Preferred Stock, see the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 4 and form of warrant attached as Exhibit 4.27 to this Registration Statement.
(5) Each of the listed Selling Stockholders holds shares of Series 5 Preferred Stock of the Company, which are convertible into shares of Common Stock. Each share of Series 5 Preferred Stock may be converted into a number of shares of Common Stock at a conversion price which is the greater of the arithmetical average of the closing sale prices of the Common Stock for the five consecutive trading days preceding the conversion or 90% of the closing sale price the day before the conversion, but in any event not greater than the price of the Common Stock on the date the Series 5 Preferred Shares were issued to the holder thereof. Except for certain of the warrants held by Olympus Securities Ltd. and Nelson Partners, the holders of Series 5 Preferred Stock also hold a warrant to purchase shares of the Company's Common Stock at an exercise price equal to the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. With regard to Olympus Securities Ltd. and Nelson Partners, they each acquired additional Series 5 Preferred Shares and a corresponding warrant, which warrant exercise price is capped at $3.4375 per share. Olympus Securities Ltd. holds a warrant to acquire 1,925,000 such shares and Nelson Partners holds a warrant to acquire 1,575,000 such shares. The number of shares of Common Stock underlying the warrants issued to the holders of Series 5 Preferred Stock equals 70% of the purchase price for the Series 5 Preferred Stock. For example, if a holder purchased $1 million of Series 5 Preferred Stock, it would receive a warrant to acquire 700,000 shares of Common Stock. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated In the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. The number of shares shown as being offered in the table is based on (i) shares issuable upon conversion, at a conversion price ranging from $2.438 to $3.375 depending on the price of the Common Stock on the date the Series 5 Preferred Shares were issued to the holder thereof and (ii) the number of warrant shares each Selling Stockholder (or its designee) acquired as part of the purchase of Series 5 Preferred Shares. Notwithstanding the foregoing, each listed Selling Stockholder can convert Series 5 Preferred Stock into Common Stock only to the extent that the number of shares issued thereby, combined with the number of shares of Common Stock already held by such Selling Stockholder and its affiliates, would not exceed 4.9% of the then outstanding Common Stock, as determined in accordance with Section 13(d) of the Exchange Act. For a further description of the rights of holders of Series 5 Preferred Stock, see the Certificate of Designations, Preferences and Rights of Convertible Preferred Stock, Series 5, and the related Securities Purchase Agreement (with exhibits) filed as an exhibit to the Company's Current Report on Form 8-K dated August 4, 1997 and dated October 4, 1997.
(6) The number of shares of Common Stock beneficially owned by RGC
    International Investors, LDC ("RGC") includes 27,248 shares of Common Stock underlying warrants issued to Rose Glen Funding, Inc. ("Rose Glen"), an affiliate of Rose Glen Capital Management, L.P. (the investment manager of
    RGC), from October 1996 through February 1997 as part of a financing separate from the Company's sale of Series 4 Preferred Stock, which shares of Common Stock have been previously registered by the Company pursuant to Registration Statement No. 333-17119.
(7) The number of shares of Common Stock beneficially owned by Nelson Partners ("Nelson") and Olympus Securities, Ltd. ("Olympus") includes 2,318,883 shares of Common Stock and 2,217,030 shares of Common Stock, respectively, underlying Series 4 Preferred Stock converted into Common Stock, related warrants and additional warrants issued to Nelson and Olympus, which securities were issued from October 1996 through May 1997, which shares of Common Stock have been previously registered by the Company pursuant to Registration Statement Nos. 333-17119 and 333-28225. Citadel Limited Partnership is the managing general partner of Nelson and the trading Manager of Olympus, and consequently, has voting control and investment discretion over securities held by both Nelson and Olympus. The ownership information for Nelson does not include the shares owned by Olympus and the ownership information for Olympus does not include the shares owned by Nelson.
(8) Jayhawk Investments, L.P. and Jayhawk Institutional Partners, L.P. purchased 1,086,420 and 296,296 shares of the Company's Common Stock, respectively. Both Selling Stockholders each also hold a warrant to purchase shares of the Company's Common Stock at an exercise price equal to the greater of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 90% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The number of shares of Common Stock underlying the warrants issued to the Selling Stockholders equals the purchase price for the Common Stock acquired. For example, if a holder purchased $1 million of Common Stock, it would receive a warrant to acquire 1 million shares of Common Stock. The warrants issued to the Selling Stockholders are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrant up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. For a further description of the rights of such Selling Stockholders, see the Securities Purchase Agreement (with exhibits) filed as an exhibit to the Company's Current Report on Form 8-K dated August 4, 1997.
 (9) The Listed Selling Stockholder has the right to acquire Common Stock pursuant to certain warrants to purchase shares of Common Stock. The Company granted such Stock Purchase Warrants as part of the Selling Stockholders' compensation for their providing certain consulting services for the Company. One of the warrants is exercisable into 132,923 shares of common stock at an exercise price of the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The exercise price of the other warrants is the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than 130% of the closing sale price on the date the warrant is issued. A warrant to acquire 48,797 shares of Common Stock was issued as of August 15, 1997, a warrant to acquire 35,854 shares of Common Stock was issued as of September, 1997, and a warrant to acquire 35,854 shares of Common Stock was issued as of October 15, 1997. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrants up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant. A copy of each warrant is filed with this Registration Statement as Exhibit 4.30.
(10) Each Listed Selling Stockholder has the right to acquire Common Stock pursuant to certain warrants to purchase shares of Common Stock. The Company granted such Stock Purchase Warrants as part of the Selling Stockholders' compensation for either their providing certain consulting services or their facilitation of certain financings for the Company. The exercise price for warrants is the greater of 130% of the arithmetical average of the closing sales price per share of common stock on the five consecutive trading days preceding the delivery of the exercise notice and 130% of such closing sale price on the day immediately prior to the delivery of the exercise notice, but in any event not greater than $3.0469. The warrants issued to the Selling Stockholder are not exercisable until the lapse of a period ending on the sixty-fifth day after such Selling Stockholder delivers a notice to the Company designating an aggregate number of warrant shares to be purchased. Once such notice is given and the 65-day period has passed, the Selling Stockholder may exercise its warrants up to the number of shares designated in the 65-day notice by providing further notice to the Company that such Selling Stockholder is exercising the warrant.
(11) In connection with facilitating prior financings, the Company previously committed to issue a warrant to such Selling Stockholder to acquire
     500,000 shares of Common Stock at an exercise price of $7.15 per share. In addition, the

     Company also issued warrants to acquire a total of 250,000 shares of Common Stock to such Selling Stockholder and to State Capital market Group Ltd. at either $7.15 or $10.875 per share, which warrants were registered pursuant to Registration Statement No. 333-28225. The warrants to acquire said 750,000 shares of Common Stock have been cancelled, and in exchange the Selling Stockholder has received a warrant to acquire 500,000 shares of Common Stock on the terms and conditions described in footnote (10), above.

(12) The Selling Stockholder holds shares of Common Stock received from the Company in exchange for cancellation of certain trade payables of the Company owed to the Selling Stockholder. The Selling Stockholder has executed a form of Securities Purchase Agreement and related Registration Rights Agreement filed as an exhibit to the Company's Current Report on Form 8-K dated December 18, 1997. The Selling Stockholder is a vendor of the Company.

                              PLAN OF DISTRIBUTION

  The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights.

  The shares of Common Stock offered hereunder may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market or on any exchange which the common stock is listed for trading or in the over-the-counter market or otherwise at prices and on terms then prevailing or related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold to or through one or more broker-dealers, acting as agent or principal in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions. The shares of Common Stock offered hereunder may be used to settle sales of Common Stock effected on or after the date Preferred Stock is converted into Common Stock.

  In connection with any transaction involving the Common Stock, broker-dealers or others may receive from the Selling Stockholders, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time. Broker-dealers and any other persons participating in a distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act.

  Any or all of the sales or other transactions involving the Common Stock described above, whether effected by the Selling Stockholders, any broker dealer or others, may be made pursuant to this Prospectus. In addition, any shares of Common Stock that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

  To comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

  The Company and the Selling Stockholders have agreed, and hereafter may further agree, to indemnify each other and certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the Act.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Shartsis, Friese & Ginsburg LLP, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements of SyQuest Technology, Inc. appearing in the SyQuest Technology, Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 1997, have been audited by Price Waterhouse LLP, independent accountants, and the Annual Report on Form 10-K for the fiscal years ended September 30, 1996 and 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................  3
Incorporation of Certain Documents by Reference............................  3
The Company................................................................  4
Risk Factors...............................................................  5
Use of Proceeds............................................................ 16
Selling Stockholders....................................................... 16
Plan of Distribution....................................................... 20
Legal Matters.............................................................. 20
Experts.................................................................... 21

-------------------------------------------------------------------------------
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                            41,162,859 SHARES

                           SYQUEST TECHNOLOGY, INC.

                                 COMMON STOCK

                               ----------------
                                  PROSPECTUS
                               ----------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth all expenses, other than the underwriting discounts and commission, payable by the Company in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

   Registration fee.................................................... $38,169
   Blue sky qualification fees and expenses............................     --
   Printing............................................................   1,000
   Legal fees and expenses.............................................  35,000
   Accounting fees and expenses........................................   3,000
   Miscellaneous.......................................................   1,000
                                                                        -------
     Total............................................................. $78,169
                                                                        =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  The Company has the power, pursuant to Section 102(7) of the Delaware General Corporation Law, to limit the liability of directors of the Company for certain breaches of fiduciary duty and, pursuant to Section 145 of the Delaware General Corporation Law, to indemnify its officers and directors and other persons for certain acts.

  The Company's Restated Certificate of Incorporation includes the following provisions:

    The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under Delaware law as the same exists or as may hereafter be amended. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    The corporation is authorized to provide indemnification of officers, directors, employees or agents of the corporation for breach of duty to the corporation and its stockholders through By-law provisions or through agreements with such officers, directors, employees or agents, or both, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limits on such excess indemnification set forth in Section 102(b)(7) of the Delaware General Corporation Law.

    Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

    The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

    Article VI of the Company's Bylaws provides that the Company, by action of the Board of Directors, shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

    The Company has entered into indemnification agreements with each of its directors and executive officers which provide for mandatory indemnification and advancement of legal expenses so long as the individual is entitled to indemnification as determined in the manner provided in the agreement. The burden is on the Company to establish the individual is not so entitled.

    The Company has purchased and maintains an insurance policy covering the officers and directors of the Company with respect to certain liabilities arising under the Act or otherwise. Under the terms of their registration rights agreements, certain of the Selling Stockholders may be obligated to indemnify the Company and its directors and officers under certain circumstances for liabilities under the Act.

ITEM 16. EXHIBITS.

  (a) EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  3.1    Restated Certificate of Incorporation of the Company. Incorporated by
         reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K/A
         for the fiscal period ended September 30, 1996.
  3.2    Amendment to Restated Certificate of Incorporation of the Company.
         Incorporated by reference to Exhibit 3.2 of the Company's Registration
         Statement on Form S-3 filed December 2, 1996 (File No. 333-17119), as amended.
  4.1    Corrected Certificate of Designations, Preferences and Rights of 7%
         Cumulative Convertible Preferred Stock, Series 1. Incorporated by
         reference to Exhibit 3.1 to the Company's Report on Form 8-K dated
         June 14, 1996 (the "June 14, 1996, Form 8-K").
  4.2    Securities Purchase Agreement, dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock,
         Series 1. Incorporated by reference to Exhibit 10.1 to the June 14,
         1996, Form 8-K.
  4.3    Registration Rights Agreement dated as of May 31, 1996, by and among the Company and holders of 7% Cumulative Convertible Preferred Stock,
         Series 1. Incorporated by reference to Exhibit 10.2 to the June 14,
         1996, Form 8-K.
  4.4    6% Convertible Subordinated Debenture dated July 15, 1996.
         Incorporated by reference to Exhibit 10.3 to the Company's Form S-3
         Registration Statement No. 333-7369 ("Registration 333-7369").
  4.5    Registration Agreement dated July 15, 1996, among the Company and
         WISRS (Malaysia) SDN.BHD. Incorporated by reference to Exhibit 10.4 to
         Registration 333-7369
  4.6    Certificate of Designations, Preferences and Rights of Convertible
         Preferred Stock, Series 1, as amended and agreed to be amended.
         Incorporated by Reference to Exhibit 3.1 to the Company's Report on
         Form 8-K/A dated October 31, 1996 (the "October 31, 1996, Form 8-
         K/A").
  4.7    Certificate of Designations, Preferences and Rights of 5% Cumulative
         Preferred Stock, Series 2. Incorporated by reference to Exhibit 3.2 to the October 31, 1996, Form 8-K/A.
  4.8    Securities Purchase Agreement dated as of October 8, 1996, among the
         Company and the buyers of the Convertible Preferred Stock, Series 1 including the following exhibits: Form of Warrant, Form of
         Registration Rights Agreement, Form of Escrow Agreement and certain
         Schedules to the representations. Incorporated by reference to Exhibit
         10.1 to the October 31, 1996, Form 8-K/A.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  4.9    Securities Purchase Agreement dated as of October 8, 1996, among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.2 to the
         October 31, 1996, Form 8-K/A.
  4.10   Securities Purchase Agreement dated as of October 8, 1996, among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.3 to the
         October 31, 1996, Form 8-K/A.
  4.11   Securities Purchase Agreement dated as of October 8, 1996, among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.4 to the
         October 31, 1996, Form 8-K/A.
  4.12   Securities Purchase Agreement dated as of October 8, 1996, among the
         Company and certain buyers of the Series 2 Preferred Stock, including the following exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain Schedules to the representations. Incorporated by reference to Exhibit 10.5 to the
         October 31, 1996, Form 8-K/A.
  4.13   Securities Purchase Agreement dated as of September 27, 1996, between the Company and Atmel Corporation, including the exhibit Form of
         Registration Rights Agreement. Incorporated by reference to Exhibit
         10.6 to the October 31, 1996, Form 8-K/A.
  4.14   Securities Purchase Agreement dated as of October 18, 1996, between the Company and Petronic International, Inc., including the exhibit
         Form of Registration Rights Agreement. Incorporated by reference to
         Exhibit 10.7 to the October 31, 1996, Form 8-K/A.
  4.15   Securities Purchase Agreement dated as of October 24, 1996, between the Company and SAE Magnetics (HK) Ltd., including the exhibit Form of
         Registration Rights Agreement. Incorporated by reference to Exhibit
         10.8 to the October 31, 1996, Form 8-K/A.
  4.16   Securities Purchase Agreement dated as of October 25, 1996, between the Company and Freight Solutions International, including the exhibit
         Form of Registration Rights Agreement. Incorporated by reference to
         Exhibit 10.9 to the October 31, 1996, Form 8-K/A.
  4.17   Subscription Agreement dated March 31, 1997, between the Company and
         Fletcher International Limited, including as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 8-K dated
         February 28, 1997 (the "February 28, 1997, Form 8-K").
  4.18   Securities Purchase Agreement dated as of February 28, 1997, between the Company and A-Corn Enterprises Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.2 to the February 28, 1997, Form 8-K.
  4.19   Securities Purchase Agreement dated as of March 19, 1997, between the
         Company and Seksun Precision Engineering Limited, including the exhibit form of Registration Rights Agreement. Incorporated by reference to Exhibit 10.3 to the February 28, 1997, Form 8-K.
  4.20   Securities Purchase Agreement dated as of March 26, 1997, between the
         Company and Tongkah SDN.BHD., including the exhibit form of
         Registration Rights Agreement. Incorporated by reference to Exhibit
         10.4 to the February 28, 1997, Form 8-K.
  4.21   Securities Purchase Agreement dated as of March 26, 1997, between the
         Company and Silicon Systems, Inc., including the exhibit form of
         Registration Rights Agreement. Incorporated by reference to Exhibit
         10.5 to the February 28, 1997, Form 8-K.
  4.22   Securities Purchase Agreement dated as of April 15, 1997, between the
         Company and Jardine Matheson & Company, Ltd., including the exhibit form of Registration Rights Agreement. Incorporated by reference to
         Exhibit 10.1 to the Company's Report on Form 8-K dated May 30, 1997
         (the "May 30, 1997, Form 8-K").

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  4.23   Securities Purchase Agreement dated May 1, 1997, between the Company and New Enterprises Associates VII L.P., including as Annex A thereto the Certificate of Designations, Preferences and Rights of 5%
         Cumulative Convertible Preferred Stock, Series 4, as Annex B thereto the form of Warrant Certificate issued pursuant thereto, as Annex C thereto the form of Delivery Letter, and as Annex D thereto the corrections to be made to the Certificate of Designations.
         Incorporated by reference to the May 30, 1997, Form 8-K.
  4.24   Securities Purchase Agreement dated August 4, 1997, between the
         Company and Jayhawk Investments, L.P., including as Exhibit A thereto the form of Warrant Certificate issued pursuant thereto. Incorporated by reference to the August 4, 1997, Form 8-K.
  4.25   Securities Purchase Agreement dated September 3, 1997, between the
         Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5%
         Cumulative Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997,
         Form 8-K.
  4.26   Securities Purchase Agreement dated October 3, 1997, between the
         Company and Olympus Securities, Inc., including as Exhibit A thereto the Certificate of Designations, Preferences and Rights of 5%
         Cumulative Convertible Preferred Stock, Series 5, as Exhibit B thereto the form of Warrant Certificate issued pursuant thereto, as Exhibit C thereto the form of Delivery Letter, and as Exhibit D thereto the form of conversion notice. Incorporated by reference to the August 4, 1997,
         Form 8-K.
  4.27   Securities Purchase Agreement dated October 13, 1997, between the
         Company and Bain & Company, Inc., including as Annex A thereto the
         Certificate of Designations, Preferences and Rights of 5% Cumulative
         Convertible Preferred Stock, Series 4, and as Annex B thereto the form of Warrant Certificate issued pursuant thereto. Reference is made to
         Exhibit 4.27.*
  4.28   Warrant Certificates dated as of June 27, 1997, issued to Silicon
         Valley Bank. Incorporated by reference to Exhibit 10.1 to the
         Company's Report on Form 8-K dated June 27, 1997 (the "June 27, 1997,
         Form 8-K").
  4.29   Warrant Certificates dated as of June 27, 1997, issued to Greyrock
         Business Credit. Incorporated by reference to Exhibit 10.2 to the June
         27, 1997, Form 8-K.
  4.30   Warrant Certificates dated as of July 23, 1997, August 15, 1997,
         September 15, 1997, and October 15, 1997, issued to The Silakhan
         Route. Incorporated by reference to Exhibits 10.3, 10.4, 10.5 and 10.6 to the June 27, 1997, Form 8-K.
  4.31   Warrant Certificate dated as of November 10, 1997, issued to Wharton
         Capital Partners. Incorporated by reference to Exhibit 10.7 to the
         June 27, 1997, Form 8-K.
  4.32   Securities Purchase Agreement dated December 18, 1997, between the
         Company and CAM Advanced Technologies, including as Exhibit A thereto the Registration Rights Agreement. Incorporated by reference to
         Exhibit 10.1 to the Company's Current Report on Form 8-K dated
         December 18, 1997.
  4.33   Subscription Agreement dated November 12, 1996, between the Company and Fletcher International Limited, including as Annex B thereto the form of Warrant certificate issued pursuant thereto. Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 8-K dated
         November 11, 1996.
  5.1    Opinion of Shartsis, Friese & Ginsburg LLP. (to be filed by a
         Subsequent Amendment)
 23.1    Consent of Ernst & Young LLP, independent auditors (to be filed by a
         Subsequent Amendment).
 23.2    Consent of Price Waterhouse LLP, independent auditors (to be filed by a Subsequent Amendment).
 23.3    Consent of Shartsis, Friese & Ginsburg LLP. Reference is made to
         Exhibit 5.1.
 24.1    Power of Attorney of certain officers and directors (included in Part
         II of the Registration Statement--previously filed).

--------

*Previously filed.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Company pursuant to provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      To include any prospectus required by Section 10(a)(3) of the Act;

      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by these paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 1 5(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 9th day of January, 1998.

                                          Syquest Technology, Inc.

                                          By:     /s/ Bob L. Corey
                                              _________________________________
                                                      Bob L. Corey,
                                            Executive Vice President, Finance
                                               and Chief Financial Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                        TITLE                   DATE

        /s/ Edwin L. Harper           President, Chief               January 9, 1998
-----------------------------------    Executive Officer and
          EDWIN L. HARPER              Director (Principal
                                       Executive Officer)

         /s/ Bob L. Corey             Executive Vice                 January 9, 1998
-----------------------------------    President, Finance
           BOB L. COREY                and Chief Financial
                                       Officer (Principal
                                       Financial and
                                       Accounting Officer)

      /s/ Edward L. Marinaro          Chairman of the Board          January 9, 1998
-----------------------------------    and Director
        EDWARD L. MARINARO

      /s/ C. Richard Kramlich         Director                       January 9, 1998
-----------------------------------
        C. RICHARD KRAMLIC

          /s/ Joseph Baia             Director                       January 9, 1998
-----------------------------------
            JOSEPH BAIA

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                  DESCRIPTION OF DOCUMENT                       PAGE
 -------                 -----------------------                   ------------
 3.1     Restated Certificate of Incorporation of the Company.
         Incorporated by reference to Exhibit 3.1 of the
         Company's Annual Report on Form 10-K/A for the fiscal
         period ended September 30, 1996........................
 3.2     Amendment to Restated Certificate of Incorporation of
         the Company. Incorporated by reference to Exhibit 3.2
         of the Company's Registration Statement on Form S-3
         filed December 2, 1996 (File No. 333-17119), as
         amended................................................
 4.1     Corrected Certificate of Designations, Preferences and
         Rights of 7% Cumulative Convertible Preferred Stock,
         Series 1. Incorporated by reference to Exhibit 3.1 to
         the Company's Report on Form 8-K dated June 14, 1996
         (the "June 14, 1996, Form 8-K")........................
 4.2     Securities Purchase Agreement, dated as of May 31,
         1996, by and among the Company and holders of 7%
         Cumulative Convertible Preferred Stock, Series 1.
         Incorporated by reference to Exhibit 10.1 to the June
         14, 1996, Form 8-K.....................................
 4.3     Registration Rights Agreement dated as of May 31, 1996,
         by and among the Company and holders of 7% Cumulative
         Convertible Preferred Stock, Series 1. Incorporated by
         reference to Exhibit 10.2 to the June 14, 1996, Form 8-
         K......................................................
 4.4     6% Convertible Subordinated Debenture dated July 15,
         1996. Incorporated by reference to Exhibit 10.3 to the
         Company's Form S-3 Registration Statement No. 333-7369
         ("Registration 333-7369")..............................
 4.5     Registration Agreement dated July 15, 1996, among the
         Company and WISRS (Malaysia) SDN.BHD. Incorporated by
         reference to Exhibit 10.4 to Registration 333-7369.....
 4.6     Certificate of Designations, Preferences and Rights of
         Convertible Preferred Stock, Series 1, as amended and
         agreed to be amended. Incorporated by Reference to
         Exhibit 3.1 to the Company's Report on Form 8-K/A dated
         October 31, 1996 (the "October 31, 1996, Form 8-K/A")..
 4.7     Certificate of Designations, Preferences and Rights of
         5% Cumulative Preferred Stock, Series 2. Incorporated
         by reference to Exhibit 3.2 to the October 31, 1996,
         Form 8-K/A.............................................
 4.8     Securities Purchase Agreement dated as of October 8,
         1996, among the Company and the buyers of the
         Convertible Preferred Stock, Series 1 including the
         following exhibits: Form of Warrant, Form of
         Registration Rights Agreement, Form of Escrow Agreement
         and certain Schedules to the representations.
         Incorporated by reference to Exhibit 10.1 to the
         October 31, 1996, Form 8-K/A...........................
 4.9     Securities Purchase Agreement dated as of October 8,
         1996, among the Company and certain buyers of the
         Series 2 Preferred Stock, including the following
         exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain
         Schedules to the representations. Incorporated by
         reference to Exhibit 10.2 to the October 31, 1996, Form
         8-K/A..................................................
 4.10    Securities Purchase Agreement dated as of October 8,
         1996, among the Company and certain buyers of the
         Series 2 Preferred Stock, including the following
         exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain
         Schedules to the representations. Incorporated by
         reference to Exhibit 10.3 to the October 31, 1996, Form
         8-K/A..................................................

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                  DESCRIPTION OF DOCUMENT                       PAGE
 -------                 -----------------------                   ------------
 4.11    Securities Purchase Agreement dated as of October 8,
         1996, among the Company and certain buyers of the
         Series 2 Preferred Stock, including the following
         exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain
         Schedules to the representations. Incorporated by
         reference to Exhibit 10.4 to the October 31, 1996, Form
         8-K/A..................................................
 4.12    Securities Purchase Agreement dated as of October 8,
         1996, among the Company and certain buyers of the
         Series 2 Preferred Stock, including the following
         exhibits: Form of Escrow Agreement, Form of Warrant,
         Form of Registration Rights Agreement and certain
         Schedules to the representations. Incorporated by
         reference to Exhibit 10.5 to the October 31, 1996, Form
         8-K/A..................................................
 4.13    Securities Purchase Agreement dated as of September 27,
         1996, between the Company and Atmel Corporation,
         including the exhibit Form of Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.6 to
         the October 31, 1996, Form 8-K/A.......................
 4.14    Securities Purchase Agreement dated as of October 18,
         1996, between the Company and Petronic International,
         Inc., including the exhibit Form of Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.7 to
         the October 31, 1996, Form 8-K/A.......................
 4.15    Securities Purchase Agreement dated as of October 24,
         1996, between the Company and SAE Magnetics (HK) Ltd.,
         including the exhibit Form of Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.8 to
         the October 31, 1996, Form 8-K/A.......................
 4.16    Securities Purchase Agreement dated as of October 25,
         1996, between the Company and Freight Solutions
         International, including the exhibit Form of
         Registration Rights Agreement. Incorporated by
         reference to Exhibit 10.9 to the October 31, 1996, Form
         8-K/A..................................................
 4.17    Subscription Agreement dated March 31, 1997, between
         the Company and Fletcher International Limited,
         including as Annex B thereto the form of Warrant
         Certificate issued pursuant thereto. Incorporated by
         reference to Exhibit 10.1 to the Company's Report on
         Form 8-K dated February 28, 1997 (the "February 28,
         1997, Form 8-K").......................................
 4.18    Securities Purchase Agreement dated as of February 28,
         1997, between the Company and A-Com Enterprises
         Company, Ltd., including the exhibit form of
         Registration Rights Agreement. Incorporated by
         reference to Exhibit 10.2 to the February 28, 1997,
         Form 8-K...............................................
 4.19    Securities Purchase Agreement dated as of March 19,
         1997, between the Company and Seksun Precision
         Engineering Limited, including the exhibit form of
         Registration Rights Agreement. Incorporated by
         reference to Exhibit 10.3 to the February 28, 1997,
         Form 8-K...............................................
 4.20    Securities Purchase Agreement dated as of March 26,
         1997, between the Company and Tongkah SDN.BHD.,
         including the exhibit form of Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.4 to
         the February 28, 1997, Form 8-K........................
 4.21    Securities Purchase Agreement dated as of March 26,
         1997, between the Company and Silicon Systems, Inc.,
         including the exhibit form of Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.5 to
         the February 28, 1997, Form 8-K........................
 4.22    Securities Purchase Agreement dated as of April 15,
         1997, between the Company and Jardine Matheson &
         Company, Ltd., including the exhibit form of
         Registration Rights Agreement. Incorporated by
         reference to Exhibit 10.1 to the Company's Report on
         Form 8-K dated May 30, 1997 (the "May 30, 1997, Form 8-
         K")....................................................

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                  DESCRIPTION OF DOCUMENT                       PAGE
 -------                 -----------------------                   ------------
 4.23    Securities Purchase Agreement dated May 1, 1997,
         between the Company and New Enterprises Associates VII
         L.P., including as Annex A thereto the Certificate of
         Designations, Preferences and Rights of 5% Cumulative
         Convertible Preferred Stock, Series 4, as Annex B
         thereto the form of Warrant Certificate issued pursuant
         thereto, as Annex C thereto the form of Delivery
         Letter, and as Annex D thereto the corrections to be
         made to the Certificate of Designations. Incorporated
         by reference to the May 30, 1997, Form 8-K.............
 4.24    Securities Purchase Agreement dated August 4, 1997,
         between the Company and Jayhawk Investments, L.P.,
         including as Exhibit A thereto the form of Warrant
         Certificate issued pursuant thereto. Incorporated by
         reference to the August 4, 1997, Form 8-K..............
 4.25    Securities Purchase Agreement dated September 3, 1997,
         between the Company and Olympus Securities, Inc.,
         including as Exhibit A thereto the Certificate of
         Designations, Preferences and Rights of 5% Cumulative
         Convertible Preferred Stock, Series 5, as Exhibit B
         thereto the form of Warrant Certificate issued pursuant
         thereto, as Exhibit C thereto the form of Delivery
         Letter, and as Exhibit D thereto the form of conversion
         notice. Incorporated by reference to the August 4,
         1997, Form 8-K.........................................
 4.26    Securities Purchase Agreement dated October 3, 1997,
         between the Company and Olympus Securities, Inc.,
         including as Exhibit A thereto the Certificate of
         Designations, Preferences and Rights of 5% Cumulative
         Convertible Preferred Stock, Series 5, as Exhibit B
         thereto the form of Warrant Certificate issued pursuant
         thereto, as Exhibit C thereto the form of Delivery
         Letter, and as Exhibit D thereto the form of conversion
         notice. Incorporated by reference to the August 4,
         1997, Form 8-K.........................................
 4.27    Securities Purchase Agreement dated October 13, 1997,
         between the Company and Bain & Company, Inc., including
         as Annex A thereto the Certificate of Designations,
         Preferences and Rights of 5% Cumulative Convertible
         Preferred Stock, Series 4, and as Annex B thereto the
         form of Warrant Certificate issued pursuant thereto.
         Reference is made to Exhibit 4.27*.....................
 4.28    Warrant Certificates dated as of June 27, 1997, issued
         to Silicon Valley Bank. Incorporated by reference to
         Exhibit 10.1 to the Company's Report on Form 8-K dated
         June 27, 1997 (the "June 27, 1997, Form 8-K")..........
 4.29    Warrant Certificates dated as of June 27, 1997, issued
         to Greyrock Business Credit. Incorporated by reference
         to Exhibit 10.2 to the June 27, 1997, Form 8-K.........
 4.30    Warrant Certificates dated as of July 23, 1997, August
         15, 1997, September 15, 1997, and October 15, 1997,
         issued to The Silakhan Route. Incorporated by reference
         to Exhibits 10.3, 10.4, 10.5 and 10.6 to the June 27,
         1997, Form 8-K.........................................
 4.31    Warrant Certificate dated as of November 10, 1997,
         issued to Wharton Capital Partners. Incorporated by
         reference to Exhibit 10.7 to the June 27, 1997, Form 8-
         K......................................................
 4.32    Securities Purchase Agreement dated December 18, 1997,
         between the Company and CAM Advanced Technologies,
         including as Exhibit A thereto the Registration Rights
         Agreement. Incorporated by reference to Exhibit 10.1 to
         the Company's Current Report on Form 8-K dated December
         18, 1997...............................................
 4.33    Subscription Agreement dated November 12, 1996, between
         the Company and Fletcher International Limited,
         including as Annex B thereto the form of Warrant
         certificate issued pursuant thereto. Incorporated by
         reference to Exhibit 10.1 to the Company's Report on
         Form 8-K dated November 11, 1996.
 5.1     Opinion of Shartsis, Friese & Ginsburg LLP (to be filed
         by a Subsequent Amendment).............................
 23.1    Consent of Ernst & Young LLP, independent auditors (to
         be filed by a Subsequent Amendment)....................
 23.2    Consent of Price Waterhouse LLP, independent auditors
         (to be filed by a Subsequent Amendment)................

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                  DESCRIPTION OF DOCUMENT                      PAGE
 -------                 -----------------------                  ------------
 23.3    Consent of Shartsis, Friese & Ginsburg LLP. Reference
         is made to Exhibit 5.1.................................
 24.1    Power of Attorney of certain officers and directors
         (included in Part II of the Registration Statement--
         previously filed)......................................

--------

*Previously filed.